                                                                   EXHIBIT 10.02
                                                CONFIDENTIAL TREATMENT REQUESTED

                                AMENDMENT NO U TO

      INTEL CORPORATE EQUIPMENT AND SERVICE PURCHASE AGREEMENT NO. C-05673

                                     BETWEEN

                      INTEL CORPORATION AND FORMFACTOR INC.

For valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Intel Corporation ("Buyer") and Formfactor Inc. ("Seller") hereby amend the above referenced Intel Corporation Purchase Agreement No.C-05673 (the "Agreement") as set forth hereafter.


1.       EFFECTIVE DATE.
         The Effective Date of this amendment (the "Amendment") shall be 9-1-04.

2.       DEFINITIONS.
         Unless provided otherwise in this Amendment, each capitalized term appearing in this Amendment shall have the same meaning as given in the Agreement.

3.       AMENDMENTS.
         By executing this Amendment, Buyer and Seller are amending the Agreement to add the terms and conditions of the SLA as set forth in Exhibit A attached hereto and incorporated herein by this reference.

4.       LEGAL EFFECT ON AGREEMENT.
         As amended by this Amendment, all provisions of the Agreement shall remain in full force and effect. In the event of a conflict between this Amendment and the Agreement, this Amendment shall take precedence. This Amendment shall survive the termination or expiration of the Agreement.



INTEL CORPORATION                        SELLER


BY: /s/ Mike Dicken                      BY: /s/ David Browne
    -------------------------------          ----------------------------------

NAME: Mike Dicken                        NAME: David Browne
      -----------------------------            --------------------------------

TITLE: Commodity Manager                 TITLE: Technical Sales Director
       ----------------------------             -------------------------------

DATE: 8/18/04                            DATE: 8/17/04
      -----------------------------            --------------------------------


* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FFI CONFIDENTIAL INTEL CONFIDENTIAL 10/29/2004

    EXHIBIT A -INTEL FLASH SERVICE LEVEL AGREEMENT (SLA) TERM SHEET (8/9/04)

OBJECTIVES OF SLA: 1) Increase uptime and production flexibility at Intel through fast and predictable repair times. 2) Reduced Intel and FFI administrative and engineering overhead by eliminating per repair purchase orders and expediting. 3) Allow Intel to budget for Minor Repair Cost. Accomplish these three objectives with out degrading FFI quality and engineering responsiveness.

EFFECTIVE DATE: September 1, 2004

TERM OF SLA: 3 years from effective date

A. DEFINITIONS:

     1.   MAJOR REPAIR - Repair that includes * * * (removing all * * * and
          * * *) or * * *.

     2.   MINOR REPAIR - Repair that includes * * * or * * * of * * *, * * *, or
          * * *. Minor Repairs do not address cards that have * * * damage,
          * * * (removing all * * * and * * *) or * * *.

     3. L0 - The primary objective of Level 0 (L0) is to enable fastest possible service/repair and still capture product quality and failure information. L0 is a service assessment that can be used to quickly identify repair actions. L0 assessment capability is available * * *.

     4. L1 - Level 1 Failure Analysis provides failure verification and reports symptom only. Includes limited investigation, could involve SEM analysis. L1 must be completed * * *

     5. L2 - Level 2 Failure Analysis provides failure mode verification, probable cause and corrective/preventative action, could involve SEM or chemical analysis. L2 must be completed * * *

     6.   NASC- North American Service Center located in Livermore CA.

     7.   ESC - European Service Center located in Dresden Germany

     8.   LEAD TIME (LT) - Time from receipt at FFI to shipment

     9.   SIU- sort interface unit

B. PRODUCTS COVERED BY THIS SLA: FFI * * * and * * * with * * * probe heads and parallelism from * * * to * * * that require a Minor Repair and were DAMAGED AFTER THE EFFECTIVE DATE.

C. FFI LEAD TIME AGREEMENT

     1.   For all Minor Repairs the LT will be:
          a.   * * * (Used for * * *)
               i.   L0 - * * * days
               ii. L1 and L2 should not be returned to * * *, however if they were the LT would be shipment time plus * * * LT shown below.

          b.   * * * (uses * * * for all levels of Failure analysis)
               i.   L0 - * * * days
               ii.  L1 - * * * days
               iii. L2 - * * * days

     2. The quarterly on time delivery (OTD) commitment is a maximum of * * * per * * * (* * *%).
          a. Only cards with a filled out TIQFF are considered in the OTD calculation.
          b. The card is considered late if the lead-times shown above (1.a,b) are not met.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          c. If this OTD is not met for * * * the quarterly * * * for the following quarter will * * * by * * *. The * * * will remain until quarterly OTD is met. By way of example, see the table below:


                 QUARTER          * * *        OTD              SERVICE
                                                                CHARGE
                 Q1'04            * * *        * * *            $* * *
                 Q2               * * *        * * *            $* * *
                 Q3               * * *        * * *            $* * *
                 Q4               * * *        * * *            $* * *
                 Q1'05            * * *        * * *            $* * *


D. QUARTERLY SERVICE CHARGE

     1. Service Charge(SC) of $* * * per * * * will be billed to Intel and re-assessed every * * *. Intel places a PO at the beginning of each quarter, and FFI bills monthly.
     2.   During reassessment if the Non warranty Minor Repairs in the previous
          * * * average to; (i) * * * the SC will * * * to $* * * for the following * * *, (ii) * * * the SC will * * * by * * *% for every
          * * * non warranty Minor repairs * * * for the following * * *. By way of example, if Minor Repairs were * * * in * * * and * * * in * * *
          (* * *) then the SC would * * * to $* * * for * * *.
     3. No additional charges for L0-L2 failure analysis reports on Minor repairs.

E. MINOR REPAIR FLOW

     1.   SIU damage occurs
     2. Intel fills out TIQFF and selects one of the three boxes circled below. "Repair Only No FA" box should be selected for all damage cards needing L0 failure analysis. "Report Failure Symptom Only" should be selected for all damage cards needing L1 failure analysis. "Root Cause Required " should be selected for all damage cards needing L2 failure analysis. IF A BOX IS NOT SELECTED OR IF THE CARD IS RETURNED TO FFI WITH OUT A TIQFF IT WILL BE CLASSIFIED AS A L1. IF THE FAILURE ANALYSIS DETERMINES THAT THE CARD NEEDS A MAJOR REPAIR THEN STANDARD FAILURE ANALYSIS FEES WILL APPLY.


                                    [GRAPHIC]


FFI CONFIDENTIAL INTEL CONFIDENTIAL 10/29/2004

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     3. If the SIU is damaged at Intel * * * or * * * and is a Minor Repair it should be sent to * * *. TO AVOID UNNECESSARY LEAD-TIME DELAYS ALL OTHER DAMAGED CARDS SHOULD BE SENT TO * * *.

     4. If a return is not a Minor Repair and is non-warranty a failure report will be sent to Intel and a PO will be requested. If Intel decides not to repair or if the card is at FFI for * * * with out a response from Intel, the card will be returned as is to Intel and the standard FA fee will apply.




FFI CONFIDENTIAL INTEL CONFIDENTIAL 10/29/2004

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.